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                                                                    EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 12, 1997, on the December 31, 1996 consolidated financial statements, included in this Form 10-K, into the Company's previously filed Registration Statement File Numbers 33-18187, 33-30522, 33-43131, 2-88509, 33-54842, 33-54844, 33-54846, 33-54848, 33-54850, 33-62253, 33-63215,
33-80068, 33-84076 and 33-84074.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Houston, Texas
March 25, 1997